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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 1,150,000 shares of common stock of Dial-Thru International Corporation issuable pursuant to common stock purchase warrants for certain employees and consultants of Dial-Thru International Corporation, of our report dated December 18, 1997, with respect to the consolidated financial statements of Dial-Thru International Corporation included in its Annual Report (Form 10-K) for the year ended October 31, 1999, filed with the Securities and Exchange Commission.


                                         /s/  ERNST & YOUNG LLP


Dallas, Texas
April 24, 2000